1 Cheniere Energy Analyst / Investor Day April 7, 2014

Forward Looking Statements 2 This presentation contains certain statements that are, or may be deemed to be, “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are “forward‐looking statements.” Included among “forward‐looking statements” are, among other things:  statements regarding the ability of Cheniere Energy Partners, L.P. to pay distributions to its unitholders or Cheniere Energy Partners LP Holdings, LLC to pay dividends to its shareholders;  statements regarding Cheniere Energy Partners, L.P.’s expected receipt of cash distributions from Sabine Pass LNG, L.P., Sabine Pass Liquefaction, LLC or Cheniere Creole Trail Pipeline, L.P., or Cheniere Energy Partners LP Holding, LLC’s expected receipt of cash distributions from Cheniere Energy Partners, L.P.;  statements that Cheniere Energy Partners, L.P. expects to commence or complete construction of its proposed liquefaction facilities, or any expansions thereof, by certain dates or at all;  statements that Cheniere Energy, Inc. expects to commence or complete construction of its proposed liquefaction facilities or other projects by certain dates or at all;  statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of liquefied natural gas (“LNG”) imports into or exports from North America and other countries worldwide, regardless of the source of such information, or the transportation or demand for and prices related to natural gas, LNG or other hydrocarbon products;  statements regarding any financing transactions or arrangements, or ability to enter into such transactions;  statements relating to the construction of our natural gas liquefaction trains (“Trains”), or modifications to the Creole Trail Pipeline, including statements concerning the engagement of any engineering, procurement and construction ("EPC") contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;  statements regarding any agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, liquefaction or storage capacities that are, or may become, subject to contracts;  statements regarding counterparties to our commercial contracts, construction contracts and other contracts;  statements regarding our planned construction of additional Trains, including the financing of such Trains;  statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;  statements regarding any business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections or objectives, including anticipated revenues and capital expenditures and EBITDA, any or all of which are subject to change;  statements regarding projections of revenues, expenses, earnings or losses, working capital or other financial items;  statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;  statements regarding our anticipated LNG and natural gas marketing activities; and  any other statements that relate to non‐historical or future information. These forward‐looking statements are often identified by the use of terms and phrases such as “achieve,” “anticipate,” “believe,” “contemplate,” “develop,” “estimate,” “example,” “expect,” “forecast,” “opportunities,” “plan,” “potential,” “project,” “propose,” “subject to,” “strategy,” and similar terms and phrases, or by use of future tense. Although we believe that the expectations reflected in these forward‐looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward‐looking statements, which speak only as of the date of this presentation. Our actual results could differ materially from those anticipated in these forward‐looking statements as a result of a variety of factors, including those discussed in “Risk Factors” in the Cheniere Energy, Inc., Cheniere Energy Partners, L.P., Cheniere Energy Partners L.P. Holdings, LLC and Sabine Pass Liquefaction, LLC Annual Reports on Form 10‐K filed with the SEC on February 21, 2014, which are incorporated by reference into this presentation. All forward‐looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these ”Risk Factors”. These forward‐looking statements are made as of the date of this presentation, and other than as required under the securities laws, we undertake no obligation to publicly update or revise any forward‐looking statements.

Introduction Analyst Day / Investor Day Charif Souki ‐ Chairman, President, and CEO April 2014

Value of the Cheniere Platform People 4 Financial Strength Cash Flows

Value of the Cheniere Platform People  Sabine Pass is the only U.S. liquefaction project to achieve all commercial,  financial, and regulatory requirements necessary to commence construction Project Status • Trains 1‐2: ~61% complete • Trains 3‐4: ~23% complete • Project tracking on‐budget and  ahead of guaranteed schedule  Corpus Christi commercialization and financing efforts underway; LSTK contract signed; nearing end of regulatory approval process 5 Many are talking about LNG exports ‐ Cheniere is building

Value of the Cheniere Platform
Financial Strength

Demonstrated ability to raise capital, multiple options available

As of December 31, 2013	CQP	Other Cheniere Energy, Inc.	Consolidated CEI
Unrestricted cash and equivalents	$ 0	$961	$ 961
Restricted cash and securities	1,604	26	1,630
Current & long-term debt	$6,576	$ 0	$6,576

- **Since 2010, Cheniere has executed $15B+ in corporate and project level financings**
  - ~$5.0B in equity capital
  - ~$10.5B in debt capital
- **Multiple sources of capital available**
  - CQH
  - Bond markets
  - Bank markets

6
CHENIERE

Value of the Cheniere Platform
Cash Flows

9 trains: ~$3.5B - $4.5B annual EBITDA

- **Significant cash flows under 20-year take-or-pay contracts**
  - ~$2.9B in fixed-fee revenue contracted to date at Sabine Pass
  - Corpus Christi commercialization underway
    - 6 mtpa @ $3.50 equates to ~$1B+ in incremental fixed-fee revenues
    - 2.3 mtpa signed to date for ~$413MM fixed-fee revenues
- **Upside from higher fixed fees in short/medium term contract market**
  - 2 mtpa at Sabine Pass contracted to CMI
  - Corpus Christi additional volumes to be contracted in short/medium term market

7

CHENIERE

Macro Opportunities  Continue to de‐risk Corpus Christi and SPL Trains 5 & 6  Seeking opportunities upstream and downstream from the platform  Hydrocarbon abundance ‐ additional export opportunities 8

Keith Teague, Executive VP – Assets  April 2014 Sabine Pass Liquefaction Train 1‐4 Construction Update Analyst / Investor Day

Brownfield LNG Export Project: Sabine Pass Liquefaction

Utilizes Existing Assets, Trains 1-4 Fully Contracted, Under Construction



Existing operational facility
Permitted Trains 1 – 4
Trains 5 & 6

Design production capacity is expected to be ~4.5 MTPA per train, using ConocoPhillips' Optimized Cascade® Process.

Current Facility

- ~1,000 acres in Cameron Parish, LA
- 40 ft ship channel 3.7 miles from coast
- 2 berths; 4 dedicated tugs
- 5 LNG storage tanks (~17 Bcfe of storage)
- 5.3 Bcf/d of pipeline interconnection

Liquefaction Trains 1-2 – Fully Contracted

- Lump Sum Turnkey EPC contract w/ Bechtel
- Total EPC contract price ~$4.0 billion
- ***Overall project ~61% complete (as of Feb 2014)***
- Operations estimated late 2015/2016

Liquefaction Trains 3-4 – Fully Contracted

- Lump Sum Turnkey EPC contract w/ Bechtel
- Total EPC contract price ~$3.8 billion
- Construction commenced in May 2013
- ***Overall project ~23% complete (as of Feb 2014)***
- Operations estimated 2016/2017

Liquefaction Expansion – Trains 5-6

- Bechtel commenced preliminary engineering
- Permitting initiated February 2013

Significant infrastructure in place including storage, marine and pipeline interconnection facilities; pipeline quality natural gas to be sourced from U.S. pipeline network

10

CHENIERE

Greenfield Opportunity



Satellite Imagery, Oct 2004

- **850+ acres in Southwest Cameron Parish, Louisiana**
- **Site situated along the Sabine Pass Ship Channel**
  - 40' deep shipping channel
  - 3.7 nautical miles from the coast
  - 22.8 nautical miles from the outer buoy
- **Acreage consisted primarily of former dredge material placement areas**

11

CHENIERE

Sabine Pass LNG Terminal



Satellite Imagery, Mar 2010

- **$1.5 billion infrastructure investment, delivered on-time and on-budget**
- **5 tanks x 160,000 cm (~ 17 Bcfe of storage)**
- **~4.3 Bcf/d peak vaporization capacity**
- **Two docks capable of handling the world's largest LNG carriers; four dedicated tugs**
- **Construction materials:**
  - 62,850 yd3 of concrete
  - 31,700 tons of steel in the LNG Tanks
  - 4,850 tons of structural steel
  - 204,600 linear feet of pipe
  - 1.7 million linear feet of electrical cable
  - 13,521 piles (over 231 miles total length)

12

CHENIERE

S a t e l l i t e   I m a g e r y ,   F e b   2 0 1 3 Sabine Pass Liquefaction – Under Construction  ~1,000 acres under control  Construction commenced Aug 2012  Trains 1 – 4 represent $9 ‐ $10 billion  infrastructure investment, before  financing costs   Trains 1 – 4 Construction materials • 260,000 yd3 of concrete • 57,000 tons of structural steel • 1,510,000 linear feet of pipe  • 10.3 million linear feet of electrical cable • Over 25,000 piles (430 miles total length) 13

Project Scope and Scale  Each LNG Train  • Measures over 1,300 feet, or more  than 3 football fields in length • Consists of over 14,000 tons of  structural steel; enough to build the  roof for 4 NFL stadiums 14

Project Scope and Scale  Six GE LM2500 Gas Turbine Generators • Over 150 MW of installed generation  capacity; enough to power 119,000  homes • Four in place and two being added  Twenty four GE LM2500 Gas Turbines  driving refrigerant compressors  (6 per Train) • Horsepower equivalent of over 600 MW  • Derivative of the GE CF6 aircraft engine  utilized by Boeing, Airbus, Lockheed and  McDonnell Douglas • Enough to power 6 Boeing 747 aircraft 15

Brownfield Opportunity 16

Brownfield LNG Export Project 17

Project Scope and Scale  Four LNG Trains occupy a footprint  sufficient for six MLB stadiums  Project acreage:  • Footprint of approximately 22  acres per Train • 60 acre footprint for  interconnecting pipe racks and  other facilities • 245 acres for material staging,  laydown and employee parking 18

Project Scope and Scale  FERC and DOT regulatory  process includes the review  of consequence modeling  for the potential of  inadvertent LNG and  refrigerant release  Composite vapor exclusion  zones for the four Trains  total over 150 acres 19

Project Scope and Scale  FERC and DOT regulatory  process includes the review  of consequence modeling for  the potential of ignition and  resulting fire associated with  an inadvertent LNG and  refrigerant release  Composite thermal radiation  zones for the four Trains  total over 460 acres 20

Project Siting Challenges – A Recap  Physical • Scope and scale of the liquefaction process dictate a large acreage position • Sequential, simultaneous construction of multiple liquefaction trains dictate a  large acreage position – Material staging and laydown areas – Accommodations for a significant construction workforce  Regulatory • FERC and DOT regulatory review includes public safety considerations that  dictate a large acreage position  Thorough pre‐planning is one key to successful project execution 21

LSTK EPC Contracts with Bechtel Minimize Construction Costs and Risks

Why Bechtel

- Constructed one-third of the world's liquefaction facilities - more than any other contractor
- Top US construction contractor for 15 straight years by Engineering News-Record
- Bechtel was the EPC contractor for the regasification project at the Sabine Pass LNG Terminal, which was constructed on time and on budget

Bechtel Experience

Project name	Country	COD date	Type
Wheatstone LNG	Australia	2016	Cost reimbursable
Gladstone LNG	Australia	2015	Lump sum
Australia Pacific LNG	Australia	2015	Lump sum
Curtis Island LNG	Australia	2014	Lump sum
Angola LNG	Angola	2013	Lump sum
Equatorial Guinea LNG	Equatorial Guinea	2007	Lump sum
Darwin LNG	Australia	2006	Lump sum
Atlantic LNG	Trinidad & Tobago	2006 (1)	Lump sum
Egypt LNG	Egypt	2005	Lump sum
Kenai LNG	Alaska	1969	Construction only


Sabine Pass LNG
CHENIERE

(1) Commercial operation of Train 1 in 1999, Train 2 in 2002, Train 3 in 2003 and Train 4 in 2006.

Lump Sum Turn Key

- SPL has entered into two LSTK EPC contracts with Bechtel
- Bechtel bears full responsibility for constructing the project on time, on budget and per performance specifications
  - Bechtel bears cost overrun risk; entitled to schedule extensions or contract price adjustments in the case of force majeure or mutually agreed change orders
  - Trains must be completed on time, or Bechtel will be subject to delay liquidated damages
  - Bechtel's obligations are backed by a 10% letter of credit and a parent guarantee from Bechtel Global Energy

22

CHENIERE

Project Execution – 18 Months of Progress 23

Project Execution – Trains 1 & 2

Project Execution – Trains 3 & 4

Project Execution – Train 1

Project Execution – Train 2

Project Execution – New Warehouse and O&M Buildings

Project Execution ‐ Trains 1 ‐ 4  Despite recent winter weather delays, Target dates for first LNG remain 40 months from NTP for  Train 1, and 48 months from NTP for Train 2 • Bechtel is executing against it’s schedule recovery plan  Stage 1 (Trains 1&2) progress through Feb 2014: • Overall Project 60.8% complete vs. Target Plan of 63.6% • Engineering, Procurement, Subcontracts and Construction are 94.4%, 91.4%, 37.1% and 18.6% complete  against the Target Plan of 93.0%, 95.6%, 38.0% and 21.4% respectively • Approximately $2.870 B of $4.058 B EPC Contract earned/invoiced   Stage 2 (Trains 3&4) progress through Feb 2014: • Overall Project 23.3% complete vs. Target Plan of 22.3% • Engineering, Procurement, Subcontracts and Construction are 48.1%, 38.1%, 12.0% and 0.4% complete against  the Target Plan of 45.0%, 37.1%, 8.6% and 0.7% respectively • Approximately $1.643 B of $3.748 B EPC Contract earned/invoiced 29 BG DFCD GN DFCD KOGAS DFCD GAIL DFCD Record First LNG – Egyptian LNG T1 First LNG Train 1 Train 2 Train 3 Train 4 Feb 2016 April 2017 Jun 2017 Mar 2018 June 2016 Sept 2017

Sabine Pass Liquefaction – Construction Manpower 30 Over 31 million construction man hours; $1.7 billion in construction wages Train 1 – 4 Workforce to peak at 4,500; ~2,800 personnel currently on site

Cheniere Engineering and Operations Staffing 31  Hired over 100 new Engineering and Operations employees in 2013; 48 hired YTD 2014  The Engineering and Construction Leadership Team responsible for the on‐time, on‐budget project execution for SPLNG remains  largely intact, and includes • Over 1,050 years of experience in oil and gas facility construction  • Over 560 years of LNG experience • Work experience at 25 LNG facilities worldwide, including LNG facilities in Angola, Peru, UAE, Qatar, Nigeria, Algeria, Egypt,  Indonesia, Trinidad, Malaysia, Brunei, Norway, Australia, Mexico, Chile, and the United States  Of the new Operations employees hired to date, 30+ individuals have 21 years professional experience and over 11 years of  liquefaction experience, on average • Liquefaction experience from Trinidad, Angola, Egypt, Qatar, Peru, Oman, etc. • Production staff have liquefaction experience, specifically with the ConocoPhillips’ (“COP”) Optimized Cascade® process technology • 76 existing SPLNG employees with significant cryogenic experience are being cross‐trained for liquefaction operations Engineering and Operations team in place with over 1,000 years of LNG experience Hiring experienced personnel – Estimating 470+ employees by 2016 282  387  409  455  – 100 200 300 400 500 2013A 2014E 2015E 2016E N u m b e r   o f   e m p l o y e e s O&M (SPL/SPLNG) O&M (Technical/Reliability) Engineering & Construction O&M (Other) O&M (Pipeline) Government Affairs Compliance 282 387 409 471

Experienced Liquefaction Operations Team

Management

Leadership Team

- Production Director
- Training Advisor
- Outage Planning Manager
- Production Manager
- VP, Sabine Pass Operations
- VP, Operations Excellence
- Director, Operations Planning
- Director, Technical Services

- Leadership Team (8 persons) with ~225 years of management experience, including ~105 years of liquefaction experience
- **Recent experience at Peru LNG project – Independent operator with no previous liquefaction experience**
  - **Achieved 97.5% - 99% reliability (Years 1 – 2)**

Production

Lead Production Engineer

Production Superintendent

Shift Supervisors / Training Specialists

Production Engineers

Panel / Distributed Control System Operators

- 18 liquefaction production employees with ~305 years of experience, including ~180 years of liquefaction experience
- 17 of 18 employees have ConocoPhillips technology experience – **key to achieving stable and predictable operations**

Technical

Senior Rotating Equipment Engineer

Senior Control Systems Engineer

Project Manager

Senior Process Engineers

Materials Coordinator

- Technical team with ~145 years of experience, including ~70 years of liquefaction experience
  - **Technical staff created lessons learned from over 7 similar liquefaction projects**

Tiered operating team in place with proven track record of managing liquefaction start up and operations
Over 350 years of liquefaction experience

32
CHENIERE

Sabine Pass Liquefaction   Project Execution Keys to Success  World class terminal site • Deep channel in close proximity to the coast • Sufficient acreage to satisfy siting challenges, both regulatory and physical   World class Contractor • Bechtel has constructed one third of the world’s liquefaction facilities • Long, successful relationship between Cheniere and Bechtel • LSTK EPC Agreements where Bechtel bears cost, schedule & performance risk • Work proceeding on budget and well ahead of schedule guarantees  World class Engineering and Operations Team • Over 1,000 years of LNG experience • Over 350 years of liquefaction experience 33

Katie Pipkin, SVP ‐ Business Development & Corporate Communications April 2014 Growth Projects – Corpus Christi and Sabine Pass T5‐6 Analyst / Investor Day

Cheniere Liquefaction Projects 35 Sabine Pass  T1‐4 Corpus Christi  T1‐2 Sabine Pass  T5‐6 Corpus  Christi T3 Estimated Cost $12B $10B $6B $3B Volume (MTPA) 18.0 9.0 9.0 4.5 3rd Party  Contracts to  date (MTPA) 16.0 2.3 3.75 ‐ Development  Stage Under  Construction FID Expected 1Q 2015 Permitting/  Commercializing Permitting/  Commercializing First LNG 2015 2018 2018/19 2019 9 Trains, ~$31B investment, ~40.5 MTPA LNG Exports (~5.5Bcf/d)

U.S. LNG Export Projects



Oregon LNG
Jordan Cove
Dominion Cove Point
Southern LNG
Freeport LNG
Lake Charles
Cameron LNG
Corpus Christi
Sabine Pass
Under Construction
Filed FERC Application
Proposed Projects

Company	Quantity (Bcf/d)	DOE	FERC*	Contracts
Cheniere Sabine Pass T1 – T4	2.2	Fully permitted		Fully Subscribed
Freeport	1.8	FTA + NonFTA	✓	T1-T3
Lake Charles	2.0	FTA + NonFTA	❖	
Dominion Cove Point	1.0	FTA + NonFTA	❖	Fully Subscribed
Cameron LNG	1.7	FTA + NonFTA	✓	Fully Subscribed
Jordan Cove	1.2/0.8	FTA + NonFTA	❖	
Oregon LNG	1.25	FTA	❖	
Cheniere Corpus Christi	2.1	FTA	✓	Partially Subscribed
Cheniere Sabine Pass T5 – T6	1.3	FTA	❖	T5 Subscribed
Excelerate	1.3	FTA	❖	
Southern LNG	0.5	FTA	❖	

Plus other proposed LNG export projects that have not filed a FERC application.

- Application filing = ❖
- FERC scheduling notice issued = ✓

Source: Office of Oil and Gas Global Security and Supply, Office of Fossil Energy, U.S. Department of Energy; U.S. Federal Energy Regulatory Commission; Company releases

36

CHENIERE

Technical Considerations for Liquefaction Projects  LNG projects are physically difficult • This will become apparent only through the FERC process • Sites of limited size or near dense populations • Possible, but expensive & delays  Must have sufficient land for complex infrastructure and lay‐down areas • Without land, significant costs and 1‐2 years of delay  Must have long time horizon • Minimum 24 months required to design an LNG project • ~48 months required for construction following FID • ~9 months per LNG train  Consider EPC builder as a partner, rather than focus on price from  competing contractors 37

Corpus Christi Liquefaction Project 38 Proposed 3 Train Facility  >1,000 acres owned and/or controlled  2 berths, 3 LNG storage tanks (~10.1 Bcfe of  storage)  Project Update  Lump Sum Turnkey contracts signed with  Bechtel • Stage 1: ~$7.1B, 2 Trains, 2 tanks, 1 berth • Stage 2: ~$2.4B,  1 Train, 1 tank, 1 berth  SPAs signed with Pertamina and Endesa aggregating 2.3 mtpa, fixed fee of  $3.50/MMBtu  FERC scheduling notice received   Anticipate FID on Stage 1 by 1Q15  First LNG expected 2018 Commenced commercialization, anticipate FID on Trains 1 and 2 in 1Q 2015 Artist’s rendition Design production capacity is expected to be ~4.5 mtpa per train,  using ConocoPhillips’ Optimized Cascade® Process

Aerial Map of Surrounding Area 39

Corpus Christi Pipeline Project

23 Miles of 48" Pipe, 2.25 bcf/d Deliverability


Interconnects
Tennessee
Enterprise
Transco
NGPL
KM Tejas
Channel/HPL
TETCO
Sinton Compressor Station ~41,000 hp
Taft Compressor Station ~12,300 hp
San Patricio
Calhoun
Aransas
CHENIERE
Corpus Christi Liquefaction
Corpus Christi
Nueces
Corpus Christi

40

CHENIERE

Sabine Pass Liquefaction



Existing operational facility
Permitted Trains 1 – 4
Trains 5 & 6

Design production capacity is expected to be ~4.5 mtpa per train, using ConocoPhillips' Optimized Cascade® Process

Current Facility

- ~1,000 acres in Cameron Parish, LA
- 40 ft ship channel 3.7 miles from coast
- 2 berths; 4 dedicated tugs
- 5 LNG storage tanks (~17 Bcfe of storage)
- 5.3 Bcf/d of pipeline interconnection

Liquefaction Trains 1-4 Under Construction

- On an accelerated basis

Liquefaction Trains 5 & 6 Under Development

- Bechtel working on FEED
- Permitting initiated February 2013
- FERC application submitted September 2013

Trains 5 & 6 in the permitting stage

41

CHENIERE

Competitive With Other Recent Liquefaction Projects 42  ‐  500  1,000  1,500  2,000 * * * *  Range of liquefaction project costs: $200 ‐ $2,000+ per ton  1 Bcf/d of capacity = $1.5B to $15.0B+  Corpus Christi liquefaction project estimated costs are ~$800/ton (1)  Sabine Pass Trains 5 & 6 estimated costs are ~$550/ton (1) (1)  Before financing costs, excludes Corpus Christi Pipeline.  Cost estimates based on lump‐sum‐turnkey contract price received from Bechtel for three 4.5 mtpa trains and company estimates for owner’s costs. Source: Wood Mackenzie; Cheniere Research. Project costs  reflect  the liquefaction facility’s capex in dollars per ton.  Chart includes a representative sample of brownfield and greenfield liquefaction facilities  and does not include all liquefaction facilities existing or under construction. Note: Past results not a guarantee of future performance. *ConocoPhillips‐Bechtel Cost: $/ton Trains under construction Operating trains – ConocoPhillips‐Bechtel Operating trains – Other

Timeline & Milestones Target Date SPL CCL SPL Milestone T1‐2 T3‐4 T1‐3 T5‐6  Initiate permitting process (FERC & DOE)      Commercial agreements   T1 2.3 MTPA2014 T5T6: 2014  EPC contract    2015  Financing commitments   2014 2015  Regulatory approvals   2014/15 2015  Issue Notice to Proceed   2015 2015  Commence operations (1) 2015/16 2016/17 2018/19 2018/19 43 (1) Each Train of the respective projects is expected to commence operations approximately six to nine months after the previous train. Note:  See “Forward Looking Statements” slide.

Pat Outtrim, Vice President Government and Regulatory Affairs April 2014 Regulatory Review Analyst / Investor Day

Regulatory Process for LNG Facilities  Dual regulatory tracks with DOE and FERC • Federal Energy Regulatory Commission (FERC) is lead agency that coordinates  all federal and state agencies • Department of Energy (DOE) authorizes license to import and export  natural gas   U.S. Coast Guard reviews waterway suitability and security issues;  coordinates with FERC  State and local agencies provide environmental permits and  construction permits and also coordinate with FERC  Over 40 permits required 45

FERC as Lead Agency  FERC is the coordinating agency that leads federal and state review of  LNG projects  National Environmental Policy Act (NEPA) empowers FERC to prepare  an Environmental Impact Statement (EIS) for a project in cooperation  with other state and federal agencies   EPACT 2005 confirms FERC’s role as lead agency   Requires all applicable Federal authorizations within 90 days of  final order  FERC application cost: ~$50 to $100 Million  Delays of Federal authorizations result in financial impact 46

FERC Regulatory Process ‐ EIS  Pre‐filing • 13 resource reports and engineering drawings  • FERC coordinates public meetings and consultations, includes cooperating agencies  Review of Application • Schedule notice ‐ EA or EIS date and date when all federal authorizations are required • Review of application and data requests  FERC Draft EIS published and public comment period  Final EIS published  Commissioners vote and Order issued  Applicant files Implementation Plan, authorization then granted for  construction 47 Start Pre-filing Finish 20-30 monthsTypical Approvals Timeline - FERC Mandatory NEPA pre-filing Minimum 6 month Review Application and Draft EIS 8-16 months Draft Published Public Comment 2-4 months Final EIS 2 months Final Order 2 months

DOE Regulatory Process Non‐FTA countries  DOE is a cooperating agency with FERC • Required to authorize exports to a foreign country unless there is a finding  that such exports “will not be consistent with the public interest”  • A statutory presumption in favor of approval by DOE of export applications,  which opponents bear the burden of overcoming   DOE Process • Applicant submits application to DOE  • DOE issues notice of application in the Federal Register and begins review • DOE issues Contingent License (seven issued to date) • DOE waits for the final Order from FERC  • DOE issues its “finding of no significant impact” or a “record of decision” – final order from DOE (one issued to date) 48

FERC Applications Filed for Liquefaction Projects  DOE issues conditional non‐FTA licenses, subject to receiving FERC approval, therefore FERC is the  gating regulatory approval  Corpus Christi received FERC scheduling notice on February 12, 2014; FERC approval expected  2014/2015  SPL filed FERC application for Trains 5 and 6 on September 30, 2013 49 LNG Export Projects   Pre‐filing Date   Application Date   FERC Scheduling  Notice Issued  Rec’d Approval Sabine Pass Liquefaction T1‐4 July 26, 2010 Jan. 31, 2011 Corpus Christi Liquefaction Dec. 13, 2011 Aug. 31, 2012 Feb 12, 2014 Freeport LNG Dec. 23, 2010 Aug. 31, 2012 Jan 6, 2014 Cameron LNG April 30, 2012 Dec. 10, 2012 Nov 21, 2013 Dominion Cove Point LNG June 1, 2012 Apr. 1, 2013 March 12, 2014 Jordan Cove Energy Feb. 29, 2012 May 22, 2013 Oregon LNG July 3, 2012 June 7, 2013 Sabine Pass Liquefaction T5‐6 February 27, 2013 Sep. 30, 2013 Excelerate November 5, 2012 February 6, 2014 Southern LNG December 5, 2012 March 10, 2014 Lake Charles LNG March 30, 2012 March 25, 2014  Note: National Environmental Policy Act (NEPA) empowers FERC as the lead Federal agency to prepare an Environmental Impact Statement in cooperation with other state  and federal agencies

U.S. DOE Applications for LNG Exports*

** Application filed = ❖, FERC scheduling notice issued = ✓

Expected Order to be Processed (1)(2)	Company	Date Applicant Received FERC Approval to Begin Pre-Filing Process	Quantity (Bcf/d)	Date Non FTA Received: Conditional (2)	Date Non FTA Received: Final	FERC**	Contracts
	Cheniere Sabine Pass T1-T4	**8/4/2010**	**2.8**	**5/20/2011**	**8/7/2012**	✓	**Fully Subscribed**
	Freeport LNG Expansion, L.P. and FLNG Liquefaction	1/5/2011	1.4	5/17/2013		✓	Fully Subscribed
	Lake Charles Exports, LLC	4/6/2012	2	8/7/2013		❖	
	Dominion Cove Point LNG, LP	6/26/2012	1	9/11/2013		✓	Fully Subscribed
	Freeport LNG Expansion, L.P. and FLNG Liquefaction	1/5/2011	0.4(3)	11/15/2013		✓	Fully Subscribed
	Cameron LNG, LLC	5/9/2012	1.7	2/11/2014		✓	Fully Subscribed
	Jordan Cove Energy Project, L.P.	3/6/2012	1.2/0.8	3/24/2014		❖	
1	LNG Development Company, LLC (d/b/a Oregon LNG)	7/16/2012	1.25			❖	
2	**Cheniere Marketing, LLC (Corpus Christi)**	**12/22/2011**	**2.1**			✓	T1 Partially Subscribed
3	Excelerate Liquefaction Solutions	11/20/2012	1.38			❖	
4	Carib Energy (USA) LLC		0.03/0.01				
5	Gulf Coast LNG Export, LLC		2.8				
6	Southern LNG Company, L.L.C.	3/1/2013	0.5			❖	
7	Gulf LNG Liquefaction Company, LLC		1.5				
8	CE FLNG, LLC	4/16/2013	1.07				
9	Golden Pass Products LLC	5/30/2013	2.6				
10	Pangea LNG (North America) Holdings, LLC		1.09				
11	Trunkline LNG Export, LLC		2				
12	Freeport-McMoRan Energy, LLC		3.22				
13	**Sabine Pass Liquefaction, LLC (T5 - Total Contract)**	**3/8/2013**	**0.28**			❖	**T5 Fully Subscribed**
14	**Sabine Pass Liquefaction, LLC (T5 - Centrica Contract)**	**3/8/2013**	**0.24**			❖	**T5 Fully Subscribed**
15	Venture Global LNG, LLC		0.67				
16	Eos LNG, LLC		1.6				
17	Barca LNG, LLC		1.6				
18	**Sabine Pass Liquefaction, LLC (Remaining T5 Volumes and T6)**	**3/8/2013**	**0.86**			❖	
19	Magnolia LNG, LLC	3/20/2013	1.08				
20	Delfin LNG, LLC		1.8				
21	Waller LNG Services, LLC		0.19				
22	Gasfin Development		0.2				
23	Texas LNG		0.27				
24	Louisiana LNG		0.28				

** As of March 31, 2014. Note additional companies have filed for their DOE license; however, not all have initiated their FERC filing process.*

(1) "Order of Precedence"

(2) Orders are conditional on applicant completing the environmental review process as part of the FERC licensing process, and other conditions such as submitting all relevant long-term commercial agreements.

(3) Application was filed for 1.4 Bcf/d; 0.4 Bcf/d was approved

Source: Office of Fossil Energy, U.S. Department of Energy; U.S. Federal Energy Regulatory Commission; Company releases

50

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Corpus Christi Liquefaction & Pipeline Regulatory Update  FERC Schedule Notice issued  • Final EIS:  10/08/2014 • 90‐day Federal Authorization Deadline:  01/06/2015  DOE FTA approved 10/16/12  DOE Non‐FTA under review – expect by mid‐year, second in the queue  TCEQ Air Permits • Pipeline air permits expected complete by Q2 2014 • Liquefaction PSD and Title V permits expected in Q3 2014  EPA GHG Air Permit • Pipeline permit expected in Q2 2014 • Liquefaction permit expected by Q3 2014  USACE permit in final stages of review with Issuance expected in early Q2 2014 51 Regulatory Process Expected to Be Complete 1Q 2015

Sabine Pass Liquefaction Trains 5&6 Regulatory Update  FERC application filed 9/30/2013 • Expect an EA • All data requests received and answered  DOE • FTA approved 07/12/13 and 01/22/14 • Non‐FTA: – Train 5 is 13/14th in Queue – Train 6 is 18th in Queue  Louisiana Department of Economic Quality (LADEQ) Air Permits • Air permit filed on 09/20/2013, modeling filed 11/22/2013 • Expected by year‐end  United States Army Corps of Engineers (USACE) • Loop 1 has been approved • Loop 2 and expansions expected in Q3 2014 52 Regulatory Process Expected to Be Complete by 2015

Sabine Pass Liquefaction – Trains 1‐4 Additional Authorization Requested  FERC Amendment to Increase Capacity • Increase from authorized capacity of 2.2 Bcf/d to 2.76 Bcf/d  submitted 10/25/2013 • Environmental Assessment issued on 01/24/2014 • Order issued on 02/20/2014 53

Washington Update  Several recent hearings held by Congress • House Energy and Power Subcommittee– H.R. 6, The Domestic Prosperity and Global Freedom Act • Senate Energy and Natural Resources ‐ Importing Energy, Exporting Jobs.  Can it be Reversed? • House Foreign Affairs Committee – The Geopolitical Potential of the U.S. Energy Boom  Numerous legislation proposed in Senate and House • S. 192 ‐ Expedited LNG for American Allies Act ‐ Barrasso (R‐WY) • S. 2083 ‐ American Job Creation and Strategic Alliances LNG Act ‐ Udall (D‐CO), Begich (D‐AK) • S. 2124 – Support for the Sovereignty, Integrity, Democracy, and Economic Stability of Ukraine  • S. 2112 ‐ Natural Gas Gathering Enhancement Act‐ Barrasso (R‐WY), Hoeven (R‐ND), Enzi (R‐WY) • H.R. 3760 ‐ Export American Natural Gas Act of 2013 ‐ Poe (R‐TX) • H.R. 4139 – American Job Creation and Strategic Alliances LNG Act ‐ Turner (R‐OH) • H.R. 4155 ‐ Authorize natural gas exports to certain foreign countries, and for other purposes ‐ Poe (R‐TX) • H.R. 4278 – Ukraine Support Act ‐ Royce (R‐CA) • H.R. 6 ‐ The Domestic Prosperity and Global Freedom Act ‐ Gardner (R‐CO) 54 LNG permitting process a focus in Washington

EU‐US Summit Joint Statement Welcomes the prospect of U.S. LNG exports 55 President Barack Obama  Leaders of the European Union  EU‐US Summit, Brussels, Belgium, March 26 “The situation in Ukraine proves the need to reinforce  energy security in Europe and we are considering new  collaborative efforts to achieve this goal. We welcome  the prospect of U.S. LNG exports in the future since  additional global supplies will benefit Europe and other  strategic partners.”

Corey Grindal, Vice President, Supply April 2014 Supply Procurement Analyst / Investor Day

Gas Supply Procurement Plan for Liquefaction Projects  Gas procurement overview  U.S. pipeline infrastructure changes  Sabine Pass  Corpus Christi  Ongoing supply strategy  57 Natural gas will be procured by the terminals, liquefied and LNG sold based on  NYMEX settlement for the month of delivery

Gas Procurement Overview  Pipeline capacity contracted at terminal level • Redundant delivery capacity  Pipeline capacity contracted upstream of terminal • Supply basin diversity • Supplier diversity  Term gas purchases into capacities • Reduces physical market exposure • Reduces pricing exposure to match SPA pricing  Counterparty / market liquidity  Personnel • Over last 6 months, have assembled team with over 115 years combined  experience 58

U.S. Infrastructure Changes  The United States is undergoing massive changes due to current and  forecasted supply growth  Over 10 Bcf/d of “retrofits” or reversals of traditional flows have been  announced by U.S. interstate pipelines • 2 Bcf/d under construction or in‐service • 1.5 Bcf/d filed awaiting approval • 5 Bcf/d announced and contracted – soon to be filed with FERC • 1.4 Bcf/d announced  Producers have been the primary contractors of capacity to ensure gas will  flow from production basins  Cheniere is: • Sponsoring or anchoring some projects that are strategic to SPL • Working with pipelines to ensure supplies can reach Cheniere facilities • Working with producers on securing supplies off of proposed expansions 59

Pipelines Reversing Flows Transco Tetco ANR Trunkline NGPL Tennessee  Gas Columbia Gulf Rockies Express Texas Gas CTPL Pipelines  Capacity  (Bcf/d) Transco 1,700,000 TETCO 2,100,000 ANR 700,000 Trunkline 200,000 Tennessee Gas 1,600,000 Rockies Express 2,500,000 NGPL 750,000 Columbia Gulf 2,300,000 Texas Gas 620,000 Total 12,470,000 Shale Plays Basins

Establishing NAESB* Contracts With Counterparties  Producer driven supply base • Have signed NAESB agreements with over 20 producers to date – Examples of producers enabled to date and 4Q2013 rank** • #1 ExxonMobil/ XTO (XOM)  #5 Devon Energy Services (DVN) • #2 Chesapeake Energy (CHK) #11 EQT Energy (EQT) • #3 Anadarko Petroleum (APC) #16 Range Resources (RRC) • #4 Southwestern Energy (SWN) #19 CONSOL Energy (CNX) – Target is to enable Top 40 North American gas producers  Establishing market liquidity • Starting to sign NAESB agreements with major mid‐marketers • Will need for daily/ short‐term balancing • End use customers  Target is by 4Q14 to have completed contracting efforts 61 * North American Energy Standards Board ** Source: PIRA Survey of U.S. Dry Gas Production

SPL Terminal Pipeline Network Direct Pipeline Capacity  SPL contracting long‐term pipeline capacity • Creole Trail Pipeline:  Trains 1 / 2  – 1.5 Bcf/d contracted at FID • Natural Gas Pipeline Company:  Trains 1 /2  – 1.5 Bcf/d Interconnect – 0.5 Bcf/d contracted by SPL • Proposed pipeline to be announced: Trains 3 / 4  – Will contract for 1 Bcf/d+ • Kinder Morgan Louisiana Pipeline: Trains 5 / 6** – Will contract for over 1 Bcf/d 62 Terminal Capacity vs. SPA Requirements  (Trains 1‐4) Creole Trail 1.5 Bcf/d NGPL 1.5 Bcf/d Pipe to Be Announced 1.2 Bcf/d Total 4.2 Bcf/d Less SPA Peak Requirements 3.0 Bcf/d Redundant Terminal Capacity 1.2 Bcf/d **capacity dependent upon Train 5/6 FID

SPL Terminal Pipelines



Cheniere Creole Trail Pipeline (CTPL)
Kinder Morgan Louisiana Pipeline (KMLP)
Natural Gas Pipeline Company (NGPL)
Liquidity Points
Storage
Chicot State Park
Pine Prairie Energy Center
Transco
Columbia Gulf
Texas Eastern
Transco
Trunkline
Kinder
Texas Gas
ANR
TETCO
Eunice
Rayne
Big Thicket National Preserve
Sam Houston Jones State Park
Trunkline
Tennessee
Liberty Gas Storage
Cameron Prairie Nwr
Grand Lake
Henry Hub
Sabine Lake
Sabine Natl Wildlife Refuge
NGPL
CHENIERE
Sabine Pass LNG
White Lake
Sea Rim State Park
0 2.5 5 10 15 20 25 Miles

63

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SPL Terminal Pipeline Network Upstream Pipeline Capacity  Selectively contracting capacity from major supply basins: • Utica/ Marcellus – TETCO, TGP, Texas Gas, CGT, Rockies Express • Fayetteville – Trunkline, Texas Gas, ANR, NGPL, Columbia Gulf • Perryville/ Haynesville ‐ Trunkline, Texas Gas, ANR, CGT • MidContinent – NGPL, ANR, Panhandle Eastern • Texas – NGPL, Transco, Trunkline  SPL will be able to access supplies from all major interstate pipelines  in South Louisiana  Having redundant capacities and optionality: • Reduces risk of being subject to pipeline constraints or bottlenecks • Provides access to lowest cost supply options • Provides ability to manage maintenance or unscheduled outages • Reduces dependence on one supplier, supply basin or source 64

Source: Lippman Consulting, Baker Hughes and Bentek, as of January 2014 SPL Supply Network Transco Tetco ANR Trunkline NGPL Tennessee Gas Columbia Gulf Rockies Express Texas Gas Permian Basin Barnett Granite  Wash Eagle Ford Haynesville Woodford Fayetteville Marcellus /  Utica Shale Plays Basins  Sabine Pass

SPL Supply Transactions Completed  Sabine Pass has termed up a significant amount of long‐term  supply to date • Staggered over time and train completion • Accessing diverse supply basins • Using existing portfolio of pipeline capacity to reach terminal • Pricing to date provides terminal supply below 105% of NYMEX pricing 66

Corpus Christi Contracting  Working with 8 pipelines on supplying CCPL • 3 Intrastates – Houston Pipeline/ Channel Industries (HPL) – Enterprise Texas Pipeline (ETP) – Kinder Morgan Texas/ Tejas (KMT) • 5 Interstates – Tennessee Gas Pipeline (TGP) – Natural Gas Pipeline (NGPL) – Transcontinental Pipeline (Transco) – GulfSouth Pipeline (GSPL) – Texas Eastern Transmission (TETCO)  Supply basins targeted • Eagle Ford • Barnett • Permian • Woodford/ Mississippi Lime 67

Corpus Christi Pipeline (CCPL) 23 Miles of 48” Pipe, 2.25 bcf/d Deliverability, 4.5 bcf/d Interconnect Capacity 68 Corpus Christi Liquefaction Interconnect Capacity  Bcf/d Tennessee 1.00 Enterprise 0.50 Transco 0.50 NGPL 0.50 KM Tejas 1.00 Channel/HPL 0.50 TETCO 0.50 Total 4.50 Sinton Compressor Station ~41,000 hp Taft Compressor Station ~12,300 hp

Shale Plays Basins  Source: Lippman Consulting, Baker Hughes and Bentek, as of January 2014 Corpus Christi Gas Supply Network NGPL Tennessee Gas HPL KM Tejas Oasis Enterprise Permian Basin Barnett Granite  Wash Eagle Ford Haynesville Marcellus /  Utica Corpus Christi Source Current  Rig  Count Current  Production  Bcf/d 2020  est. Bcf/d Barnett 30 5.3 4.7 Haynesville 41 4.6 7.2 Eagle Ford 221 4.6 9.4 Marcellus 82 12.3 20.0 Permian 487 4.8 5.6 Granite Wash 54 1.4 1.2 Woodford 46 1.6 2.5 Woodford

Cheniere Ongoing Supply Strategy  Sabine Pass • Continue to purchase gas supply and strategically fill existing pipeline capacity – Currently in discussion with 15+ counterparties on term deals – Structuring deals to best mitigate both physical risk and price risk • Acquire strategic upstream pipeline capacity – Actively negotiating with 10+ interstate natural gas pipelines  – Diversify supply basins to manage physical risk  Corpus Christi • Continue to develop pipeline infrastructure into CCPL with intent of  contracting upon project FID • Engage producers and begin contracting for long term supply 70

Meg Gentle, Executive VP – Marketing April 2014 Commercializing Corpus Christi & Sabine Pass T6 Analyst / Investor Day

2013 Year in Review  1 new liquefaction plant came on‐line (Angola) plus 1 rebuild (Algeria)  12 new regasification plants came on‐line including 5 floating  20 vessels delivered  237 mtpa imported, only 0.3% greater than 2012  77.3 mtpa traded as spot or short term = 33% of total trade(1) As of year end  104 regasification terminals 721 mtpa capacity 29 countries  89 liquefaction terminals 286 mtpa capacity 17 countries  393 vessels in total fleet 56.3 million m3  113 vessels in the order book = 29% of existing fleet LNG market growth is constrained by supply, not by demand Sources: GIIGNL, IGU (1) According to IGU 72

Steady LNG Demand Growth 0 50 100 150 200 250 300 350 400 450 500 mtpa Asia Pacific Europe Middle East North Africa North America South & East Africa South America 73 Source: Wood Mackenzie Q4 2013 LNG Tool (1) Assumes 85% utilization of nameplate capacity Demand forecasted to increase by 215 mtpa 2014 to 2025, a 5.6% CAGR Average 23 mtpa of new liquefaction capacity needed each year(1)

Firm Liquefaction Capacity Additions (mtpa)

Nameplate Liquefaction Capacity ~ 289 mtpa as of YE 2013
~ 394 mtpa by YE 2019



mtpa
20
18
16
14
12
10
8
6
4
2
0
Asia Pacific
Atlantic Basin
QCLNG T1, PNG T1
Donggi LNG
QCLNG T2 , Gassi Touil,
Pacific Rubiales LNG
PNG T2
SPL T1, Gorgon, T1 APLNG T1
Gladstone T1
SPL T2, Gorgon T2, Petronas FLNG1
APLNG T2
Gorgon T3, Wheatstone T1, Gladstone T2
Wheatstone T2
SPL T3
SPL T4
Ichtys T1, Prelude FLNG
Yamal T1, Ichtys T2,
Petronas FLNG2
Yamal T2
Yamal T3
Q1 Q2 Q3 Q4
2014
2015
2016
2017
2018
2019

Source: Cheniere Research

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39 mtpa of Contracted LNG to Expire 2018 ‐ 2020 75 8.5 7.7 8.4 6.5 5.0 24.7 9.6 15.7 7.3 8.9 17.0 17.7 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Estimated Expiring Contracted LNG, mtpa Source: Cheniere Research estimates based on public disclosures and some assumptions on contract start and end  time.

What is our competitive advantage? 76 1. Low cost natural gas and Henry Hub pricing 2. Low cost construction 3. Full destination flexibility 4. Ability to cancel cargo lifting with notice 5. Contract structure – FOB tailgate vs tolling 6. Proven record of execution 7. On time / on budget construction 8. Short time to market 9. Financing reliability 10. Stable regulatory and political system

What is the plan? 77 Project Commercial Deadline Corpus Christi T1‐2 Pertamina 0.8 mtpa Complete  Endesa 1.5 mtpa Complete FOB            3.7 mtpa 2014 Sabine Pass T6 FOB            2.0 mtpa TBD upon  finalization of EPC Corpus Christi T3 TBD TBD

Short Term and Medium Term Marketing

LNG Trade in 1988, MMcf/d *USA and Italy each imported less than 50 MMcf/d USA Libya Japan S. KoreaUSA Belgium  Imports Exports Algeria Indonesia Malaysia Brunei UAE Spain FranceTo  Japan 2,437 15719235 524 169 1,280 480 422 185 76 58873 Two highly regionalized markets Source: GIIGNL  79

LNG Trade in 2007, MMcf/d 80 2,026 779 157 79 Trinidad Nigeria Australia USA Libya 8,938 3,500 2,088 231 Japan S. KoreaUSA Italy Belgium  *Puerto Rico, Greece, and Dominican Republic  each imported less than 100 MMcf/d Imports Exports Algeria 2,383 3,019 Indonesia Malaysia 1,112 Taiwan Brunei 943 2,738 Oman UAE Qatar 1,268 2,486 Turkey 1,282 Spain FranceTo  Japan  Regional markets growing  New supply players  Spot trade increasing 1053 India 547 247 Portugal 3,9091,334 Egypt 277 2,224 Source: GIIGNL  282 Mexico 398 China 136 U.K. 1,802

LNG Trade in 2013, MMcf/d 81 *Greece, Dominican Republic, UAE, Singapore, Netherlands,  Canada, and Israel each imported less than 150 MMcf/d Imports Exports  Many more small importers  Re‐exports from 17 countries Source: IGU 1,371  887 353  489  2,142 536 1,353  Algeria Australia Brunei Egypt Equatorial GuineaNigeria 9,708  Qatar Russia Trinidad Peru To  Japan To  S. Korea 2,124 Indonesia 3,104 Malaysia 374 Norway 2,790 Oman 1,085 UAE 679 Yemen 909  2,339 China 11,042 Japan 5,139 S Korea Taiwan 1,614 France 730 Belgium 138 Italy 522 Turkey 533 UK 860 Argentina 620 558 Brazil Chile 360 751 Mexico Portugal 166 230 US 196 Kuwait 204 Malaysia 179 Thailand 151 Puerto Rico  Longer shipping routes  Optimization needed! 1,840 Angola 42 India 1,625 Spain 1,177  South America enters trade  Historical exporters shrink

Flexibility 82 0% 4% 8% 12% 16% 19% 23% 27% 31% 35% 0 10 20 30 40 50 60 70 80 90 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 mtpa Non Long Term LNG Trade Sources: IHS, US DOE, IGU

Cheniere’s Marketing Assets Amid the Global Importers Call options at Henry Hub Index to begin in 2016 Put options at Isle of Grain  until 2022 5 year time charters on 3 LNG vessels to begin in 2015 and 2016 Cheniere is long options and vessel charters Cheniere assets Countries with existing LNG import facilities  Countries with LNG import facilities under construction 83

Futures Prices Support $7.25 / MMBtu Intrinsic Margin  $  9.70 / MMBtu – gross margins realized from purchasing LNG at 115% of HH and  selling at 15% of Brent; higher in the prompt month  $ 7.25 / MMBtu – intrinsic margins net of shipping, boil‐off & fuel to Asia 84 $0 $13 $26 $39 $52 $64 $77 $90 $103 $116 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 May‐14 Nov‐14 May‐15 Nov‐15 May‐16 Nov‐16 May‐17 Nov‐17 May‐18 Nov‐18 $/Bbl$/MMBtu Brent and Henry Hub:  5 Years Futures Prices Henry Hub 115% Henry Hub Brent 15% Brent $10.83 / MMBtu

Annual Gross Profit from 2 mtpa 85 Assumptions  $5 Henry Hub Price  $15 LNG sales price,  delivered at terminal  6% loss of gas on the vessel  Cheniere vessels: $84,000  per day average charter rate  Port / Canal costs: $900,000  per voyage  1 incremental vessel needed at $100,000 per day  Financing costs: $250,000  per cargo for LCs at L+250 Volumes LNG Loaded Sabine Pass (Tbtu) 104        LNG Delivered DES (Tbtu) 98          Cash Flows Sales Total Revenue ($MM) 1,466$  Expenses LNG purchase from Sabine (598)      Vessel Charter Costs (92)         Port and Canal Costs (25)         Incremental Vessel Charters (37)         Financing Costs (7)           Gross Profit ($MM) 707$      Gross Profit ($/MMBtu) 6.80$

Price Sensitivities 86 Observations  The intrinsic value of 104  million MMBtu of LNG from  Sabine Pass is ~$700 million  Trading activity could add an  additional 10‐25% extrinsic  value  A 10% change in the LNG  sales price causes a 21%  change in the gross margin  A 10% change in the Henry  Hub Price causes an 8%  change in the gross margin $MM Gross Profit at Varying Prices LNG Sales Price, $/MMBtu $10.00 $15.00 $20.00 $4.00 $338 $827 $1,316 $5.00 $219 $707 $1,196 $6.00 $99 $588 $1,077 Henry Hub  Price,  $/MMBtu Gross Profit per MMBtu at Varying Prices LNG Sales Price, $/MMBtu $10.00 $15.00 $20.00 $4.00 $3.25 $7.95 $12.65 $5.00 $2.10 $6.80 $11.50 $6.00 $0.95 $5.65 $10.35 Henry Hub  Price,  $/MMBtu

Upside; Scalability 87 $100  $900  $150  $250  $1,350  $1,000  $1,250  $2,750  2 mtpa SPL Extrinsic 3.0 mtpa CCL Potential Annual Marketing Gross Margin, $MM Notes: 1.     2 mtpa from SPL is based on the range in slide 16 based on $6 HH and $10 LNG sales price to $4 HH and $20 LNG sales price 2. Extrinsic assumes 25% of $1 BN additional potential value from trading 2 mtpa from SPL 3. 2.5 mtpa from CCL uses SPL margins for increased LNG volume

88 Maximizing Long Term Value Asset Backed Trading Toolkit 1. Options to buy LNG from Sabine Pass 2. Ship charters 3. FOB sales 4. Ex‐ship deliveries 5. Put options 6. Time swaps 7. Additional ship charters 8. LNG purchases from other terminals 9. Capacity in international regasification terminals 10. LNG production from Corpus Christi

Organizational Resources  Staffing • Front Office • Mid Office / Risk control • Back Office  IT Systems • Current system: Sungard Entegrate • Future system: Endur OpenLink  Credit • Cash • Transactional lines of credit • Hedging accounts  Risk Management • Risk Committee / Risk Policy   Enabling Agreements • MSA • ISDA 89

Conclusions  The potential LNG market is limited by supply  By 2020 we expect: • U.S. / Qatar / Australia will each produce > 70 mtpa of LNG • Over 50% of the LNG market will trade on a gas price basis • The entire LNG market could be flexible  Cheniere Marketing  • Develop a portfolio to maximize reliability and profits • Start with 2 mtpa – $500 MM ‐ $1 BN per year gross cash flow – Potential 10 – 25% additional extrinsic value • Scale up for > 5 mtpa including LNG purchases from Cheniere terminals and  other places • Staffing, systems, and processes are underway and on schedule 90

Michael Wortley, Chief Financial Officer April 2014 Financial Update Analyst / Investor Day Conference

– $5 $10 $15 $20 – 200 400 600 800 1,000 1,200 U S   G a s   S u p p l y   P r i c e   ( $ / M M B t u ) US Unconventional Reserves (Tcf) 1,000 Tcf economical in Asia at ~$14/MMBtu US LNG Well Positioned for Growth  US Unconventional Gas(1,4) Supply Curve  US has a tremendous resource base at low cost • 1,000 Tcf of unconventional gas reserves(1) recoverable at prices less than $7/MMBtu  Equivalent to 27 Bcf/d of incremental production assuming a 100 year horizon  Demand for LNG expected to increase 2.4x faster than global natural gas  • 4.6%(2) p.a. through 2030 (vs. 1.9%(3) p.a. for global gas)  Cheap US natural gas has the potential to take material market share from oil • Total displacement of diesel & fuel oil in Asian power generation would increase global demand by 19 Bcf/d Incremental Gas Demand from Oil Switching in Global Power Sector(5) 1,000 Tcf economical in US at ~$7/MMBtu ~$19.50 average diesel and fuel oil costs in Asia • 115% HH, plus • $3.50/MMBtu liquefaction fee, plus • $3.00/MMBtu shipping to Asia (1)             Cost resource analysis per Advanced Resources International research assuming 15% pre‐tax unlevered return hurdle, $90 WTI and NGL prices between 42‐52% of WTI. (2)             Wood Mackenzie, as of Q4 2013. (3)             BP Energy Outlook 2035, January 2014. (4)             Includes Barnett, Cana‐Woodford, Eagleford, Granite Wash, Haynesville/Bossier, Marcellus, Permian and Utica. (5)  United Nations Statistics Division ‐ Energy Statistics Database.92 (4)

Financing Strategy Update

SPL Project (Trains 1-4)	• As of February 2014,
	  ○ Engineering: 94% (Trains 1-2), 48% (Trains 3-4)
	  ○ Overall project completion: 61% (Trains 1-2), 23% (Trains 3-4)
	• Spent ~$6bn to date, expect to draw on TL-A in April 2014

CCL Project (Trains 1-2)	• FID for Stage 1 expected in Q1 2015 • Targeting 6.0 MTPA of 20-year "take-or-pay" style SPAs at $3.50/MMBtu to reach Stage 1 FID
2014 Financing Plan	• Continue to assess refinancing opportunities and reduction of $5bn credit facility at SPL • Developing ~$10bn financing strategy for CCL
Long Term Financing Plan	• Significant cash flow generation as projects become operational • Evaluate best use of cash flows and new investment / growth opportunities

93

CHENIERE

Summary Organizational Structure


Cheniere Energy, Inc.
(NYSE: LNG)
84.5% Interest
100% Interest
100% Interest
100% Interest
Public
15.5%
Cheniere Energy Partners
LP Holdings, LLC
(NYSE: CQH)
Cheniere Energy
Partners GP, LLC
Cheniere
Marketing, LLC
("CMI")
Corpus Christi
Liquefaction, LLC
("CCL")
55.9% Interest (1)
2.0% Interest & Incentive
Dist. Rights
Int'l LNG marketing
2 MTPA contract with SPL
Three 5-year LNG vessel charters
Liquefaction facilities
13.5 MTPA under development
Cheniere Energy
Partners, L.P.
(NYSE: CQP)
Blackstone (BX) 29.0% (1)
Public 13.1% (1)
Next Developments
100% Interest
Sabine Pass LNG, L.P.
("SPLNG")
Sabine Pass
Liquefaction, LLC
("SPL")
Cheniere Creole Trail
Pipeline, L.P.
("CTPL")
Regasification facilities
4.0 Bcf/d of capacity
17.0 Bcf of storage
2 berths
Liquefaction facilities
18 MTPA under construction
9 MTPA under development
1.5 Bcf/d capacity for SPL
Provides gas supply for SPL

(1) Current ownership interest, before Class B accretion.

94

($ in billions, except per unit amounts or unless otherwise noted) SPL Trains 1‐4 SPL firm SPA payments $2.3 SPL commodity payments, net(1) 0.2 CMI SPA payments(2) 0.1 ‐ 0.2 SPLNG TUA payments and other revenues(3) 0.2 Total CQP revenues $2.9 Plant O&M (0.2) Plant maintenance capex (0.1) Primary plant pipeline costs (0.1) Total expenses ($0.4) CQP EBITDA $2.5 Less: Interest expense(4) (0.7) CQP distributable cash flow 1.8 CQP distributable cash flow per unit range(5) $3.00 ‐ $3.10 Estimated Consolidated CQP Cash Flows SPL Trains 1‐4 95 Note:     EBITDA is a non‐GAAP measure. EBITDA is computed as total revenues less non‐cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does  not include depreciation expenses and certain non‐operating items. Because we have not forecasted depreciation expense and non‐operating items, we have not made any forecast of net  income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between  forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and  should be evaluated only on a supplementary basis. (1)            Assumes $5.00/MMBtu natural gas price and that Offtakers lift 100% of their full contractual entitlement. Amounts are net of estimated natural gas to be used for the liquefaction process. (2)            Assumes CMI sells 1.6 MTPA (80% of 2 MTPA) on SPL Trains 1‐4 at $4.00 ‐ $7.00/MMBtu margin, net of expenses including shipping. (3)            Includes tug service fees. (4)            Assumes consolidated debt of ~$11.9 billion and weighted average interest rate of ~6.2%. (5)            Public common units are expected to have positive K1 taxable income starting in 2018 with an average tax shield of 50%. Assumes conversion of all subordinated units and Class B units to  common units and assumes ~242 million of public and Blackstone common units, ~227 million CQH common units and 2% general partner interest and IDRs held by Cheniere.

CEI EBITDA build up ($ in billions, unless otherwise noted) CQH distributions (based on 84.5% interest)(1) $0.6 GP and IDR distributions 0.3 Management fees 0.1 CMI profit share (after SPL SPA payment)(2) 0.2 ‐ 0.4 Total revenues $1.4 G&A and other capex (0.2) Total expenses ($0.2) CEI EBITDA $1.0 ‐ $1.2 Estimated CEI Cash Flows SPL Trains 1‐4 96  $1.0 ‐ $1.2 billion of run‐rate EBITDA  CEI NOL exhausted in 2019 – 2020, depending on CMI profitability Note:     EBITDA is a non‐GAAP measure. EBITDA is computed as total revenues less non‐cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does  not include depreciation expenses and certain non‐operating items. Because we have not forecasted depreciation expense and non‐operating items, we have not made any forecast of net  income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between  forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and  should be evaluated only on a supplementary basis. (1)            Prior to NOL exhaustion at CQH. (2)            Assumes CMI sells  1.6 MTPA (80% of 2 MTPA) on SPL Trains 1‐4 at $4.00 ‐ $7.00/MMBtu margin, net of expenses including shipping.

Estimated CEI EBITDA Build Up

SPL Trains 1-4


CEI EBITDA ($ in billions)
$5.0
$4.0
$3.0
$2.0
$1.0
–
$0.7
$1.0 - $1.2
$0.2
$0.3
SPL Sales (T1-4)
SPL CMI Sales

Cumulative build up

Number of trains	4 trains	4 trains
Nameplate capacity	18.0 MTPA	18.0 MTPA
Long term SPA volumes	16.0 MTPA	16.0 MTPA
Short / medium term LNG sales	0 MTPA	1.6 MTPA
Assumed LNG gross margin	NA	$4.00 - $7.00/MMBtu
CEI debt balance (unconsolidated)	No debt	No debt

Note: EBITDA is a non-GAAP measure. EBITDA is computed as total revenues less non-cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does not include depreciation expenses and certain non-operating items. Because we have not forecasted depreciation expense and non-operating items, we have not made any forecast of net income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

97

CHENIERE

Corpus Christi Liquefaction Trains 1-2

Corpus Christi Liquefaction Trains 1-2


Houston
New Orleans
Corpus Christi
Gulf of Mexico
Artist's rendition

Design production capacity is expected to be ~4.5 MTPA per train, using ConocoPhillips' Optimized Cascade® Process.

	CCL Trains 1-2
FID Date	Q1 2015
Capex Estimate	**~$10 billion**
Project Equity	*~$4 billion*
Project Debt	*~$6 billion*
COD	2018
Commercial Assumptions	
20-year "take-or-pay" style SPAs	6.0 MTPA $3.50/MMBtu
Short / medium term contracts	2.4 MTPA(1) $4.00 - $7.00/MMBtu

CEI

- ~$2bn of debt / CQH sell down(2) / BS cash upfront
- ~$2bn of funding during construction

~$4bn (CEI → CCL)

CCL (Trains 1-2)

~$6bn (Project Lenders → CCL)

Project Lenders

LNG Customers (→ CCL)

20-year SPA capacity sales

- ~$1.1bn in annual revenues

Short/medium term LNG sales

- ~$0.5 - ~$0.9bn in annual revenues

(1) Assumes sale of 2.4 MTPA (80% of 3.0 MTPA) of capacity.
(2) Assumes CQH sell down to maintain CEI ownership at or above 80%.

98

CHENIERE

($ in billions, unless otherwise noted) CCL Trains 1‐2 Long term SPAs $1.1 Short / medium term LNG sales(1) 0.5 ‐ 0.9 Commodity payments, net(2) 0.2 Total CCL revenues $2.1 Plant O&M (0.3) Plant maintenance capex (0.1) Pipeline costs (primary plant and upstream pipelines) (0.1) Total CCL expenses ($0.4) CCL EBITDA $1.3 ‐ $1.7 Less: Project‐level interest expense(3) (0.4) CCL distributable cash flow to CEI $0.9 ‐ $1.3 Estimated CCL Project Level Economics Trains 1‐2 99 Note:        EBITDA is a non‐GAAP measure. EBITDA is computed as total revenues less non‐cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does  not include depreciation expenses and certain non‐operating items. Because we have not forecasted depreciation expense and non‐operating items, we have not made any forecast of net                  income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between  forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and  should be evaluated only on a supplementary basis. (1)             Assumes CCL sells 2.4 MTPA (80% of 3 MTPA) on CCL Trains 1‐2 at $4.00 ‐ $7.00/MMBtu margin, net of expenses including shipping, in the short / medium term market.  (2)             Assumes $5.00/MMBtu natural gas price and that Offtakers lift 100% of their full contractual entitlement. Amounts are net of estimated natural gas to be used for the liquefaction process. (3)  Assumes debt at CCL of $6 billion at 6.25%.  $0.9 ‐ $1.3 billion of incremental EBITDA to CEI

Estimated CEI EBITDA Build Up

SPL Trains 1-4 and CCL Trains 1-2


CEI EBITDA ($ in billions)
$5.0
$4.0
$3.0
$2.0
$1.0
–
$0.7
$1.0 - $1.2
$0.2
$0.3
$1.9 - $2.5
$0.4
$0.9
SPL Sales (T1-4)
SPL CMI Sales
CCL Sales (T1-2)

Cumulative build up

Number of trains	4 trains	4 trains	6 trains
Nameplate capacity	18.0 MTPA	18.0 MTPA	27.0 MTPA
Long term SPA volumes	16.0 MTPA	16.0 MTPA	22.0 MTPA
Short / medium term LNG sales	0 MTPA	1.6 MTPA	4.0 MTPA
Assumed LNG gross margin	NA	$4.00 - $7.00/MMBtu	
CEI debt balance (unconsolidated)	No debt	No debt	~$2 billion

Note: EBITDA is a non-GAAP measure. EBITDA is computed as total revenues less non-cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does not include depreciation expenses and certain non-operating items. Because we have not forecasted depreciation expense and non-operating items, we have not made any forecast of net income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

100

CHENIERE

Sabine Pass Liquefaction Trains 5-6 Expansion

SPL Trains 5-6 Expansion


Existing operational facility
Permitted Trains 1 – 4
Trains 5 & 6

Design production capacity is expected to be ~4.5 MTPA per train, using ConocoPhillips' Optimized Cascade® Process.

	SPL Trains 5-6 Expansion	
FID Date	H2 2015	
Capex Estimate	**~$6 billion**	
Project Equity	*~$1.5 billion*	
Project Debt	*~$4.5 billion*	
COD	2018/2019	
Commercial Assumptions	*Train 5*	*Train 6*
20-year "take-or-pay" style SPAs	3.75 MTPA $3.00/MMBtu	4.0 MTPA $3.50/MMBtu
Short / medium term contracts	0.6 MTPA[1] $4 - $7/MMBtu	


Equity
~$1.5bn
SPL (Trains 5-6)
~$4.5bn
Project Lenders
LNG customers
20-year SPA capacity sales and short / medium term LNG sales

(1) Assumes sale of 80% of remaining train capacity.

101

CHENIERE

Estimated Consolidated CQP Cash Flows

SPL Trains 1-6

($ in billions, except per unit amounts or unless otherwise noted)	SPL Trains 5-6	SPL Trains 1-6
SPL firm SPA payments[1]	$1.4	$3.6
SPL commodity payments, net[2]	0.1	0.4
CMI SPA payments[3]	0.0	0.2 - 0.2
SPLNG TUA payments and other revenues[4]	(0.1)	0.2
Total CQP revenues	**$1.4**	**$4.4**
Plant O&M	(0.1)	(0.4)
Plant maintenance capex	(0.1)	(0.2)
Primary plant pipeline costs	(0.1)	(0.2)
Total expenses	**($0.2)**	**($0.7)**
CQP EBITDA	**$1.2**	**$3.7**
Less: Interest expense[5]	(0.3)	(1.0)
CQP distributable cash flow	**0.9**	**2.7**
CQP distributable cash flow per unit range[6]	**$0.70**	**$3.80 - $3.90**

Note: EBITDA is a non-GAAP measure. EBITDA is computed as total revenues less non-cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does not include depreciation expenses and certain non-operating items. Because we have not forecasted depreciation expense and non-operating items, we have not made any forecast of net income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

(1) Assumes 4.0 MTPA sold at $3.50/MMBtu on Train 6.
(2) Assumes $5.00/MMBtu natural gas price and that Offtakers lift 100% of their full contractual entitlement. Amounts are net of estimated natural gas to be used for the liquefaction process.
(3) Assumes CMI sells 2.2 MTPA (SPL Trains 1-4: 80% of 2 MTPA, plus SPL Trains 5: 80% of 0.75 MTPA) on SPL Trains 1-5 at $4.00 - $7.00/MMBtu margin, net of expenses including shipping.
(4) Includes tug service fees and SPL's obligation to take over the remaining Total TUA payment at SPLNG.
(5) SPL Trains 1-4 assume consolidated debt of ~$11.9 billion with weighted average interest rate of ~6.2%. SPL Trains 1-6 assume consolidated debt of ~$16.5 billion with w.a. interest rate of ~6.2%.
(6) Assumes conversion of all subordinated units and Class B units to common units and assumes ~269 million of public and Blackstone common units, ~227 million CQH common units and 2% general partner interest and IDRs held by Cheniere.

102
CHENIERE

Estimated CQH Cash Flows

SPL Trains 1-6

- CQH NOL exhausted in 2019[1] with an average effective tax rate of ~20% thereafter

CQH dividend build up (100% of CQH interest)			
($ in billions, except per share amounts or unless otherwise noted)	**SPL Trains 1-4**	**SPL Trains 5-6**	**SPL Trains 1-6**
CQH pre-tax cash flow	$0.7	$0.2	$0.9
CQH dividend per share range (pre-tax)	$3.00 - $3.10	–	–
CQH dividend per share range (after-tax)	**$2.40 - $2.50**	**$0.60**	**$3.10 - $3.10**
Effective CQH tax rate	*~20%*	*~20%*	*~20%*

(1) Assumes CEI maintains CQH ownership at or above 80%.

103

CHENIERE

Estimated CEI Cash Flows

SPL Trains 1-6

- $0.5 - $0.7 billion of incremental EBITDA to CEI

CEI EBITDA build up *($ in billions, except per unit amounts or unless otherwise noted)*	**SPL Trains 5-6**	**SPL Trains 1-6**
CQH distributions[(1)]	$0.1	$0.6
GP and IDR distributions	0.4	0.8
Management fees	0.0	0.1
CMI profit (after SPL SPA payment)	0.2	0.3 - 0.6
Total revenues	**$0.7**	**$2.0**
G&A and other capex	–	(0.2)
Total expenses	**–**	**($0.2)**
CEI EBITDA	**$0.7**	**$1.5 - $1.8**

Note: EBITDA is a non-GAAP measure. EBITDA is computed as total revenues less non-cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does not include depreciation expenses and certain non-operating items. Because we have not forecasted depreciation expense and non-operating items, we have not made any forecast of net income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

(1) Based on 80% CEI ownership interest and after NOL exhaustion at CQH.

104

CHENIERE

Estimated CEI EBITDA Build Up

SPL Trains 1-6 and CCL Trains 1-2



CEI EBITDA ($ in billions)
$5.0
$4.0
$3.0
$2.0
$1.0
–
$0.7
$1.0 - $1.2
$0.2
$0.3
$1.9 - $2.5
$0.4
$0.9
$2.6 - $3.3
$0.1
$0.1
$0.5
SPL Sales (T1-4)
SPL CMI Sales
CCL Sales (T1-2)
SPL Sales (T5-6)

Cumulative build up

Number of trains	4 trains	4 trains	6 trains	8 trains
Nameplate capacity	18.0 MTPA	18.0 MTPA	27.0 MTPA	36.0 MTPA
Long term SPA volumes	16.0 MTPA	16.0 MTPA	22.0 MTPA	27.8 MTPA(1)
Short / medium term LNG sales	0 MTPA	1.6 MTPA	4.0 MTPA	6.6 MTPA(1)
Assumed LNG gross margin	NA	$4.00 - $7.00/MMBtu		
CEI debt balance (unconsolidated)	No debt	No debt	~$2 billion	~$2 billion

Note: EBITDA is a non-GAAP measure. EBITDA is computed as total revenues less non-cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does not include depreciation expenses and certain non-operating items. Because we have not forecasted depreciation expense and non-operating items, we have not made any forecast of net income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

(1) Assumes 4.0 MTPA sold at $3.50/MMBtu on Train 6 and split evenly across long term and short / medium term sales.

105

CHENIERE

Corpus Christi Liquefaction Train 3 Expansion

CCL Train 3 Expansion



Houston
New Orleans
Corpus Christi
Gulf of Mexico
Artist's rendition

Design production capacity is expected to be ~4.5 MTPA per train, using ConocoPhillips' Optimized Cascade® Process.

	CCL Train 3 Expansion
FID Date	H1 2016
Capex Estimate	**~$3 billion**
Project Equity	*~$3 billion*
Project Debt	*~$0 billion*
COD	2020
Commercial Assumptions	
Short / medium term contracts	3.6 MTPA[1] $4.00 - $7.00/MMBtu

CEI
- CEI debt and cash flow (50/50 split)

~$3bn ↓

CCL (Train 3)

↑

LNG customers

Short / medium term LNG sales
- ~$0.8 – ~$1.3bn in annual revenues

(1) Assumes sale of 3.6 MTPA (80% of 4.5 MTPA) of CCL Train 3 capacity.

106

CHENIERE

Estimated CCL Project Level Economics

Trains 1-3

- $0.7 - $1.2 billion of incremental EBITDA to CEI from Train 3

($ in billions, unless otherwise noted)	CCL Train 3	CCL Trains 1-3
Long term SPAs	–	$1.1
Short / medium term LNG sales[1]	0.8 - 1.3	1.3 - 2.2
Commodity payments, net[2]	0.1	0.2
Total CCL revenues	**$1.4**	**$3.5**
Plant O&M	(0.1)	(0.3)
Plant maintenance capex	(0.0)	(0.1)
Pipeline costs (primary plant and upstream pipelines)	(0.1)	(0.2)
Total CCL expenses	**($0.1)**	**($0.6)**
CCL EBITDA	**$0.7 - 1.2**	**$2.0 - $2.9**
Less: Project-level interest expense[3]	–	(0.4)
CCL distributable cash flow to CEI	**$0.7 - 1.2**	**$1.6 - $2.6**

Note: EBITDA is a non-GAAP measure. EBITDA is computed as total revenues less non-cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does not include depreciation expenses and certain non-operating items. Because we have not forecasted depreciation expense and non-operating items, we have not made any forecast of net income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

(1) Assumes CCL sells 2.4 MTPA (80% of 3.0 MTPA) on Trains 1-2 and 3.6 MTPA (80% of 4.5 MTPA) on Train 3 at $4.00 - $7.00/MMBtu margin, net of expenses including shipping, in the short / medium term market.

(2) Assumes $5.00/MMBtu natural gas price and that Offtakers lift 100% of their full contractual entitlement. Amounts are net of estimated natural gas to be used for the liquefaction process.

(3) Assumes debt at CCL of $6 billion at 6.25%.

107
CHENIERE

Estimated CEI EBITDA Build Up

SPL Trains 1-6 and CCL Trains 1-3



CEI EBITDA ($ in billions)
$5.0
$4.0
$3.0
$2.0
$1.0
-
$0.7
$1.0 - $1.2
$0.2
$0.3
$1.9 - $2.5
$0.4
$0.9
$2.6 - $3.3
$0.1
$0.1
$0.5
$3.3 - $4.5
$0.6
$0.7

Cumulative build up

Number of trains	**4 trains**	**4 trains**	**6 trains**	**8 trains**	**9 trains**
Nameplate capacity	**18.0 MTPA**	**18.0 MTPA**	**27.0 MTPA**	**36.0 MTPA**	**40.5 MTPA**
Long term SPA volumes	**16.0 MTPA**	**16.0 MTPA**	**22.0 MTPA**	**27.8 MTPA[(1)]**	**27.8 MTPA[(1)]**
Short / medium term LNG sales	**0 MTPA**	**1.6 MTPA**	**4.0 MTPA**	**6.6 MTPA[(1)]**	**10.2 MTPA[(1)]**
Assumed LNG gross margin	**NA**	**$4.00 - $7.00/MMBtu**			
CEI debt balance (unconsolidated)	**No debt**	**No debt**	**~$2 billion**	**~$2 billion**	**~$4 billion**

Note: EBITDA is a non-GAAP measure. EBITDA is computed as total revenues less non-cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does not include depreciation expenses and certain non-operating items. Because we have not forecasted depreciation expense and non-operating items, we have not made any forecast of net income, which would be the most directly comparable financial measure under generally accepted accounting principles, or GAAP, and we are unable to reconcile differences between forecasts of EBITDA and net income. EBITDA has limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

(1) Assumes 4.0 MTPA sold at $3.50/MMBtu on Train 6 and split evenly across long term and short / medium term sales.

108

CHENIERE

Potential Financial Profile of CEI 109 (1)             Assumes no incremental CEI public equity issuance. As of January 2014, 238.1 million shares outstanding, plus 30 million CEI shares under proposed 2014 ‐ 2018  management compensation  plan.  Cheniere development of  ~41 MTPA of US liquefaction capacity (9 trains) leads to  EBITDA of $3.3 ‐ $4.5 billion (unconsolidated)  CEI level debt of ~$4 billion (unconsolidated)  CEI share count of 268 million(1)

Strategic Update and LTIP Analyst/ Investor Day Charif Souki, President, Chairman and CEO April 2014

U.S. Crude May Outpace Demand by 2017 Source: Ponderosa  Advisors LLC 1 / 2 0 0 8 1 / 2 0 0 9 1 / 2 0 1 0 1 / 2 0 1 1 1 / 2 0 1 2 1 / 2 0 1 3 1 / 2 0 1 4 1 / 2 0 1 5 1 / 2 0 1 6 1 / 2 0 1 7 1 / 2 0 1 8 1 / 2 0 1 9 1 / 2 0 2 0 1 / 2 0 2 1 1 / 2 0 2 2 1 / 2 0 2 3 1 / 2 0 2 4 1 / 2 0 2 5 Effective U.S. Refining Capacity @92% Util Rate – 16 MMb/d Capacity Accounting for LT Contracts Actual History P r o d u c t i o n   ( M M   b / d ) Projected Production 111

South Texas Oil Trades at a Discount Jan‐Mar 2014 Eagle Ford Condensate (60° API) ($/bbl) 90 Source: Bloomberg, Sunoco  postings (Eagle  Ford Condensate)  Eagle Ford Crude Discount – Brent WTI Crude 99 Eagle Ford Crude (42° API) 95 $13 Brent Crude $108 112

U.S. Rig Activity 113 Oil Gas Source: Baker Hughes (March 28, 2014)

Capital spend in 2012 for 42,000 wells drilled  ~$200B Expected capital spend for midstream and  downstream oil and gas investments over next  several years   ($216B over 12 years)   ~$18B Source: EIA;  IHS, “America’s  New Energy Future: The Unconventional Oil and Gas Revolution and the U.S. Economy, Volume 3:  The Manufacturing Renaissance,”  September 2013; Cheniere Research, 2012 OPEC  Annual Statistical Bulletin Estimated Annual Capital Spend Oil and Gas Unconventional development will  reconfigure America’s rails, pipelines  and marine terminals ‐‐ $200B+  midstream investment required 114

U.S. ‐ Net Energy Exporter ‐400 ‐300 ‐200 ‐100 0 100 200 300 Jan‐05 Jan‐06 Jan‐07 Jan‐08 Jan‐09 Jan‐10 Jan‐11 Jan‐12 Jan‐13 ‐800 ‐600 ‐400 ‐200 0 200 400 600 Jan‐05 Jan‐06 Jan‐07 Jan‐08 Jan‐09 Jan‐10 Jan‐11 Jan‐12 Jan‐13 ‐600 ‐400 ‐200 0 200 400 600 800 1,000 1,200 1,400 Jan‐05 Jan‐06 Jan‐07 Jan‐08 Jan‐09 Jan‐10 Jan‐11 Jan‐12 Jan‐13 115 Net Propane Exports 1,000 B/D 1,000 B/D Net Gasoline Exports Net Distillate Exports 1,000 B/D Net Residual Fuel Exports Source: U.S. Energy Information Administration ‐600 ‐400 ‐200 0 200 400 Jan‐05 Jan‐06 Jan‐07 Jan‐08 Jan‐09 Jan‐10 Jan‐11 Jan‐12 Jan‐13 1,000 B/D

Build‐up of NGLs Coming Source: Ponderosa Energy Advisors LLC Projected NGL Production 5,000 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0 P r o j e c t e d   P r o d u c t i o n   ( M B b l d ) A ctive R ig Count 2,100 2,050 2,000 1,950 1,900 1,850 1,800 1,750 1,700 1,650 1,600 116

In Summary  Expect 2‐3 MMBoe to be available for export based on current  drilling  Investment of $100‐$150B needed to support these exports   Domestically, no one is paying attention 117 U.S. will need new export infrastructure Source: Cheniere estimates

Cheniere Strategy 118 2014:     De‐risk Corpus Christi 2015: De‐risk Sabine Pass T5 & 6 Focus on next high return opportunities

2014 ‐ 2018 LTI Plan

2014‐2018 Long Term Incentive Plan  2014‐2018 LTIP is a 100% performance‐based equity incentive plan   Designed to align the interests of stockholders and the Company    Incentivizes management and employees to develop future projects and to  continue to generate strong shareholder returns  Retention tool during a crucial period  Employees are compensated with base salary, annual cash awards and equity  participation  Replaces the 2011‐2013 Bonus Plan that expired in 2013  120 Aligns shareholders and Company, focused on shareholder returns Note:  See 8‐K filed January 30, 2014 for more details, plan document attached to the 8‐K.

Key Features of the 2014‐2018 LTI Plan  Awards completely dependent on total shareholder return (“TSR”) • If TSR is more than 9% then 10% of the increase is shared • No awards if TSR is less than 8%.   • A pro rata portion is shared between 8% and 9%  Three hurdles ensure the Company is rewarded only when shareholders are too • Annual TSR hurdle of 8% • Cumulative annualized TSR hurdle of 8%  • High water mark ensures only new value creation is shared with the Company  Percentage of new value shared with management and employees  • Potential dilution over life of the Plan is expected to be between 1% and 2% annually  • Even less than that when considering the impact of net share settlement  Five year performance plan with eight year vesting schedule • Grants made annually over 5 years • Each grant vests in 4 installments, ¼ immediately and then annually over three years   121 Note:  See 8‐K filed January 30, 2014 for more details, plan document attached to the 8‐K.

Awards Granted Under the 2014‐2018 LTIP Based on Estimated TSRs 122  Estimated shares granted over the 5 years range between 10MM and 30MM  depending on TSR, representing annualized dilution of 0.8% to 2.4%  Does not include assumptions for net share settlements, which would have  the effect of reducing shares outstanding • Estimated share reduction from 2011‐13 grants up to 4.5MM shares • Estimated share reduction from 2014‐18 grants depends on amounts granted,  reduction would average 30‐35% of amounts granted Annualized Total Shareholder Return (TSR) 9% 15% 30% Current Shares Outstanding 238.9 238.9 238.9 Estimated Shares Granted Over 5 Years 9.8 15.7 28.2 Ending Shares in 5 Years 248.7 254.6 267.1 Total % Granted 4.1% 6.6% 11.8% Average % Granted Annually 0.8% 1.3% 2.4% (In MM) Note:  See 8‐K filed January 30, 2014 for more details, plan document attached to the 8‐K.